     IMPERIAL BANK
      INNOVATIVE BUSINESS BANKING
                 Member FDIC



PROMISSORY NOTE


---------------- ----------- ------------- --------------- ------ ------------ -------------- ----------------- -------------------
   Principal     Loan Date     Maturity        Loan No      Call   Collateral     Account          Officer           Initials
 $5,000,000.00   08-02-1999   10-15-2001                                                            177
---------------- ----------- ------------- --------------- ------ ------------ -------------- ----------------- -------------------
REFERENCES IN THE SHADED AREA ARE FOR LENDER'S USE ONLY AND DO NOT LIMIT THE APPLICABILITY OF THIS DOCUMENT TO ANY PARTICULAR
LOAN OR ITEM.
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

BORROWER:       ALLIANCE PHARMACEUTICAL CORP., A NEW              LENDER:    IMPERIAL BANK
                YORK CORPORATION; ET. AL.                                    EMERGING GROWTH INDUSTRIES GROUP -
                3040 SCIENCE PARK ROAD                                       SOUTHERN CALIFORNIA REGIONAL OFFICE
                SAN DIEGO, CA  92121-1102                                    701 B STREET, SUITE 600
                                                                             SAN DIEGO, CA 92101-8120
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      PRINCIPAL AMOUNT: $5,000,000.00                                        DATE OF NOTE: AUGUST 2, 1999


PROMISE TO PAY. ALLIANCE PHARMACEUTICAL CORP., A NEW YORK CORPORATION AND MDV TECHNOLOGIES, INC., A DELAWARE CORPORATION (REFERRED TO IN THIS NOTE INDIVIDUALLY AND COLLECTIVELY AS "BORROWER") JOINTLY AND SEVERALLY PROMISE TO PAY TO IMPERIAL BANK ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF FIVE MILLION & 00/100 DOLLARS ($5,000,000.00), TOGETHER WITH INTEREST ON THE UNPAID PRINCIPAL BALANCE FROM AUGUST 2, 1999, UNTIL PAID IN FULL.

PAYMENT. SUBJECT TO ANY PAYMENT CHANGES RESULTING FROM CHANGES IN THE INDEX, BORROWER WILL PAY THIS LOAN IN ACCORDANCE WITH THE FOLLOWING PAYMENT SCHEDULE:

              12 CONSECUTIVE MONTHLY INTEREST PAYMENTS, BEGINNING AUGUST 15, 1999, WITH INTEREST CALCULATED ON THE UNPAID PRINCIPAL BALANCES AT AN INTEREST RATE OF 0.000 PERCENTAGE POINTS OVER THE INDEX DESCRIBED BELOW; 13 CONSECUTIVE MONTHLY PRINCIPAL PAYMENTS OF $138,888.89 EACH, BEGINNING SEPTEMBER 15, 2000, WITH INTEREST CALCULATED ON THE UNPAID PRINCIPAL BALANCES AT AN INTEREST RATE OF 0.000 PERCENTAGE POINTS OVER THE INDEX DESCRIBED BELOW; 13 CONSECUTIVE MONTHLY INTEREST PAYMENTS, BEGINNING SEPTEMBER 15, 2000, WITH INTEREST CALCULATED ON THE UNPAID PRINCIPAL BALANCES AT AN INTEREST RATE OF 0.000 PERCENTAGE POINTS OVER THE INDEX DESCRIBED BELOW; AND 1 PRINCIPAL AND INTEREST PAYMENT IN THE INITIAL AMOUNT OF $3,217,071.74 ON OCTOBER 15, 2001, WITH INTEREST CALCULATED ON THE UNPAID PRINCIPAL BALANCES AT AN INTEREST RATE OF 0.000 PERCENTAGE POINTS OVER THE INDEX DESCRIBED BELOW. THIS ESTIMATED FINAL PAYMENT IS BASED ON THE ASSUMPTION THAT ALL PAYMENTS WILL BE MADE EXACTLY AS SCHEDULED AND THAT THE INDEX DOES NOT CHANGE; THE ACTUAL FINAL PAYMENT WILL BE FOR ALL PRINCIPAL AND ACCRUED INTEREST NOT YET PAID, TOGETHER WITH ANY OTHER UNPAID AMOUNTS UNDER THIS NOTE.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.


VARIABLE INTEREST RATE. Subject to designation of a different interest rate index by Borrower as provided below, the interest rate on this Note is subject to change from time to time based on changes in an index which is the Imperial Bank Prime Rate (the "Index"). The Prime Rate is the rate announced by Lender as its Prime Rate of interest from time to time. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. THE INDEX CURRENTLY IS 8.000%. THE INTEREST RATE OR RATES TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE THE RATE OR RATES SET FORTH ABOVE IN THE "PAYMENT" SECTION. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at is option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST RATE OPTIONS. The following interest rate options are available under this Note:

     (a) DEFAULT OPTION. The interest rate margin and index described in the "VARIABLE INTEREST RATE" paragraph above (the 'Default Option").

     (b) LIBOR. A margin of 1.250 percentage points over LIBOR. For purposes of this Note, LIBOR shall mean London Inter-Bank Offered Rate as provided in the LIBOR ADDENDUM TO NOTE attached hereto and made a part hereof.

When the interest rate is based on a fixed rate, the rate shall be in effect for a period of the number of days or months as indicated in the rate option description (the "Interest Period"), in any case extended to the next succeeding business day when necessary, beginning on a borrowing date, conversion date or expiration date of the then current Interest Period. Adjustments in the interest rate due to changes in the maximum nonusurious interest rate allowed (the "Highest Lawful Rate") shall be made on the effective day of any change in the Highest Lawful Rate.

Provided Borrower is not in default under this Note, Borrower may designate in advance which of the above interest rate indexes shall be applicable to any loan advance under this Note and shall designate any optional Interest Period applicable to any fixed rate loan or advance. In the absence of any such designation the interest rate option shall be the Default Option. Thereafter unpaid principal balances under this Note may be converted (at the end of an Interest Period if the index used to determine the interest rate therefore is a fixed rate) to another of the above interest rate options, or continued for an additional interest period, when applicable, as designated by Borrower in advance; and in the absence of sufficient advance designation as to conversion to or continuation of a fixed rate index, the index shall be converted to the Default Option. Notwithstanding the foregoing, a fixed rate index may not be elected for a loan or advance under this Note, nor any conversion to or continuation of a fixed rate index be elected, if the Interest Period thereof would extend beyond the maturity of this Note.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a MINIMUM INTEREST CHARGE OF $250.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 10 DAYS OR MORE LATE, Borrower will be charged 5.000% OF THE UNPAID PORTION OF THE REGULARLY SCHEDULED PAYMENT.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the

08-02-1999                PROMISSORY NOTE                               PAGE 2
                            (CONTINUED)
-------------------------------------------------------------------------------

benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws and is not withdrawn within 60 days. (e) Any creditor tries to take any of Borrowers property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within ten (10) days; or (b) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note by 5.000 percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF LOS ANGELES COUNTY, THE STATE OF CALIFORNIA. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. (INITIAL HERE__________) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

CREDIT AGREEMENT. This Note is subject to the provisions of the Credit Agreement dated June 17, 1998 and all amendments thereto and replacements therefor.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or, more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:


ALLIANCE PHARMACEUTICAL CORP., A NEW YORK CORPORATION

BY:
   -------------------------------------
     AUTHORIZED OFFICER

BY:
   -------------------------------------
     AUTHORIZED OFFICER


MDV TECHNOLOGIES, INC., A DELAWARE CORPORATION, CO-BORROWER

BY:
   -------------------------------------
     THEODORE D. ROTH, VP/TREASURER/SECRETARY

BY:
   -------------------------------------
     LLOYD A. ROWLAND, ASSISTANT SECRETARY

                           INTEREST RATE ADDENDUM TO NOTE


     This Interest Rate Addendum to Note ("Addendum") supplements the Note dated as of August 2, 1999, executed by ALLIANCE PHARMACEUTICAL CORP., A NEW YORK CORPORATION AND MDV TECHNOLOGIES, INC., A DELAWARE CORPORATION ("Borrower") to Imperial Bank ("Bank") (the "Note") and forms a part of and is incorporated into the Note

1.        Definitions.

     "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

     "Interest Period" means for each LIBOR Rate Loan, a period of approximately 30, 60 or 90 days as the Borrower may elect, provided that the last day of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the Commitment Termination Date.

     "Interest Rate" shall mean as to: (a) Prime Rate Loans, equal to one-half of a percent (0.500%) in excess of the Prime Rate; and (b) LIBOR Rate Loans, a rate of 1.250% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

     "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank (to be the per annum rate of interest as which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates) at 11:00AM (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

     "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1% equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

     "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

     "Prime Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders, including Bank, of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

Requests for Loans, Confirmation of Initial Loans. Each LIBOR Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00AM (California time) on the Business Day three (3) Business Days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day, the amount of such Loan, the Interest Period for such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection herewith.

     Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

     Each Prime Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00AM (California time) on the Business Day one (1) Business Day prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

3.        Conversion/Continuation of Loans.

          a. Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans Continue for an additional Interest Period. Such request shall specify the amount of the

Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to a LIBOR Rate Loan or a continuation of a LIBOR Rate Loan shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be provided that:

          i. no Default or event which with notice or passage of time or both would constitute a Default exists;

          ii. no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement.

          iii. Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrowers requests for LIBOR Rate Loans;

          iv. the amount of a LIBOR Rate Loan shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

          v. Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Loan.

          vi. There shall not be due on the Note any principal payments during the Interest Period that would reduce the principal balance of the Note below the amount of all LIBOR Rate Loans then outstanding.

     Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

     b. Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Bank's option, convert to Prime Rate Loans in the event that (i) a Default, or event which with the notice or passage of time or both would constitute a Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or (iii) the aggregate principal amount of LIBOR Rate Loans at any time exceeds the Maximum Availability. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrowers loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

     c. On all Loans, Interest shall be payable by Borrower to Bank monthly in arrears not later than the tenth (10th) day of each calendar month at the applicable Interest Rate.

4.        Additional Requirements/Provisions Regarding LIBOR Rate Loans; etc.

     a. If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

     b. Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

          i. changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

          ii. imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or

          iii. imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

     Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

     c. Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

     d. If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person on entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 125 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

     e. If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Loan, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Bank to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).


                                          5.

                                      Exhibit A


                        LIBOR RATE LOAN BORROWING CERTIFICATE

     The undersigned hereby certifies as follows:

          I, _______________ am duly elected and acting _______________
("Borrower").

     This certificate is delivered pursuant to Section 2 of that certain Interest Rate Addendum by Borrower to Imperial Bank ("Bank") (the "Note"). The terms used in this Borrowing Certificate which are defined in the Note have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on _______________, 19__, a LIBOR Rate Loan (the "Loan") as follows:

     a.   The date on which the Loan is to be made is _______________, 19__.

     b. The amount of the Loan is to be _________________ ($_______), for an Interest Period of _____ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respect as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respect as of such date.

     IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of _______________,19__.



                                             ------------------------------

                                             By:
                                                ---------------------------

                                             Title:
                                                   ------------------------

FOR INTERNAL BANK USE ONLY

-------------------------------------------------------------------------------
LIBOR Pricing Date       LIBOR Rate     LIBOR Rate          Maturity Date
                                        Variance
-------------------------------------------------------------------------------
                                                  _____%
-------------------------------------------------------------------------------

                                      Exhibit B

                    LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

     The undersigned hereby certifies as follows:

     I, _______________ am the duly elected and acting _______ ("Borrower).

     This certificate is delivered pursuant to Section 2 of that certain Interest Rate Addendum to Note by Borrower to Imperial Bank ("Bank") (the "Note"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Note have the same meaning herein as ascribed to them therein.

     Borrower hereby requests on __________, 19___, a LIBOR Rate Loan (the "Loan") as follows:

     a.   ______i.  A rate conversion of an existing Prime Rate Loan from a
                Prime Rate Loan to a LIBOR Rate Loan; or
          ______ii. A continuation of an existing LIBOR Rate Loan as a LIBOR
                Rate Loan;

          [Check (i) or (ii) above]

     b.   The date on which the Loan is to be made is ____________, 19_____.

     c. The amount of the Loan is to be ________________ ($_______), for an Interest Period of _____ month(s).

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respect as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respect as of such date.

     IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of ________________, 19___.



                                             ------------------------------

                                             By:
                                                ---------------------------

                                             Title:
                                                   ------------------------

FOR INTERNAL BANK USE ONLY

-------------------------------------------------------------------------------
LIBOR Pricing Date       LIBOR Rate     LIBOR Rate          Maturity Date
                                        Variance
-------------------------------------------------------------------------------
                                           _____%
-------------------------------------------------------------------------------